Exhibit 99.8

Exhibit 99.8

INVITROGEN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF INVITROGEN CORPORATION

SPECIAL MEETING OF INVITROGEN STOCKHOLDERS

The undersigned, whose signature appears on the reverse, hereby appoints Gregory T. Lucier, David F. Hoffmeister and John A. Cottingham as proxies, each with full powers of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Invitrogen held of record by the undersigned on September 5, 2008 at the Special Meeting of Invitrogen Stockholders to be held on October 16, 2008 at 9:00 a.m. Pacific Standard Time, at 5781 Van Allen Way, Carlsbad, California 92008 and at any postponement or adjournment thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Special Meeting of Invitrogen Stockholders and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the Special Meeting of Invitrogen Stockholders, Gregory T. Lucier, David F. Hoffmeister and John A. Cottingham shall be entitled to vote the undersigned’s shares, as designated on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 TO APPROVE THE ISSUANCE OF INVITROGEN COMMON STOCK TO APPLIED BIOSYSTEMS STOCKHOLDERS IN THE MERGER OF APPLIED BIOSYSTEMS INC. (FORMERLY APPLERA CORPORATION) (“ABI”) WITH AND INTO ATOM ACQUISITION, LLC, A DIRECT WHOLLY OWNED SUBSIDIARY OF INVITROGEN, AS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 11, 2008, AS AMENDED BY AMENDMENT NO. 1 THERETO, DATED AS OF SEPTEMBER 9, 2008, BY AND AMONG INVITROGEN, ATOM ACQUISITION, LLC AND ABI, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, “FOR” PROPOSAL 2 TO APPROVE THE AMENDMENT TO INVITROGEN’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 400,000,000 SHARES AND “FOR” PROPOSAL 3 TO APPROVE ANY ADJOURNMENTS OF THE INVITROGEN SPECIAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE FOREGOING PROPOSALS.

(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

INVITROGEN CORPORATION

October 16, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET- Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030003030000001000 1 101608

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Proposal to approve the issuance of Invitrogen common stock to Applied Biosystems stockholders in the merger of Applied Biosystems Inc. (formerly Applera Corporation) (“ABI”) with and into Atom Acquisition, LLC, a direct wholly owned subsidiary of Invitrogen, as contemplated by the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, by and among Invitrogen, Atom Acquisition, LLC and ABI, as such agreement may be amended from time to time:

2. Proposal to approve an amendment to Invitrogen’s restated certificate of incorporation to increase the number of authorized shares of Invitrogen common stock from 200,000,000 to 400,000,000 shares:

3. Proposal to approve any adjournments of the Special Meeting of Invitrogen Stockholders, if necessary, to solicit additional proxies in favor of any or all of the foregoing proposals:

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

If you plan to attend the Special Meeting of Invitrogen Stockholders, please mark here.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

INVITROGEN CORPORATION

October 16, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030003030000001000 1 101608

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Proposal to approve the issuance of Invitrogen common stock to Applied Biosystems stockholders in the merger of Applied Biosystems Inc. (formerly Applera Corporation) (“ABI”) with and into Atom Acquisition, LLC, a direct wholly owned subsidiary of Invitrogen, as contemplated by the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, by and among Invitrogen, Atom Acquisition, LLC and ABI, as such agreement may be amended from time to time:

2. Proposal to approve an amendment to Invitrogen’s restated certificate of incorporation to increase the number of authorized shares of Invitrogen common stock from 200,000,000 to 400,000,000 shares:

3. Proposal to approve any adjournments of the Special Meeting of Invitrogen Stockholders, if necessary, to solicit additional proxies in favor of any or all of the foregoing proposals:

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

If you plan to attend the Special Meeting of Invitrogen Stockholders, please mark here.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Applied Biosystems

Proxy — Applied Biosystems Inc.

Special Meeting of Stockholders